Exhibit 16.3

PricewaterhouseCoopers LLP

October 5, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ARGON ST, Inc. formerly Sensytech, Inc. (“the Registrant”) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Registrant’s Form 8-K reported dated September 30, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP